Exhibit 10.6

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of March 30, 2011, is made by each of the Grantors referred to below, in favor of Emerald Crest Management Company, LLC, a Delaware limited liability company, in its capacity as agent for the Secured Parties referred to below (in such capacity, together with its successors and assigns in such capacity, if any, the "Agent").

W I T N E S S E T H:

WHEREAS, S Squared, L.L.C., an Illinois limited liability company ("S Squared"), Enversa Companies LLC, a Texas limited liability company ("Enversa" and, together with S Squared, each a "Borrower" and, jointly, the "Borrowers"), each Person that executes a joinder agreement and becomes a "Guarantor" thereunder or otherwise guaranties all or any part of the Obligations (each a "Guarantor" and collectively, the "Guarantors", and together with the Borrowers and each other Person that executes this Agreement or a supplement hereto and becomes an "Additional Grantor" hereunder, each a "Grantor" and collectively, the "Grantors"), Sovereign – Emerald Crest Capital Partners II, LP, and Pacific Specialty Insurance Company (each a "Lender" and collectively, the "Lenders"), and the Agent are parties to that certain Credit Agreement dated as of the date hereof (such agreement, as amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, being hereinafter referred to as the "Credit Agreement");

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain loans (the "Loans") to the Borrowers;

WHEREAS, it is a condition precedent to the Lenders making the Loans and providing any other financial accommodation to the Borrowers pursuant to the Credit Agreement that each Grantor shall have executed and delivered to the Agent a pledge to the Agent, for the benefit of the Secured Parties, and the grant to the Agent, for the benefit of the Secured Parties, of (a) a security interest in and Lien on the outstanding shares of Capital Stock (as defined in the Credit Agreement) and indebtedness from time to time owned by such Grantor of each Person now or hereafter existing and in which such Grantor has any interest at any time, and (b) a security interest in all other personal property and fixtures of such Grantor; and

WHEREAS, each Grantor has determined that the execution, delivery and performance of this Agreement directly benefit, and are in the best interest of, such Grantor;

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Agent and the Lenders to make and maintain the Loans and to provide other financial accommodations to the Borrowers pursuant to the Credit Agreement, the Grantors hereby jointly and severally agree with the Agent, for the benefit of the Secured Parties, as follows:

SECTION 1.   Definitions.

(a)       Reference is hereby made to the Credit Agreement for a statement of the terms thereof.  All capitalized terms used in this Agreement and the recitals hereto which are defined in the Credit Agreement or in Article 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Code") and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Agent may otherwise determine.

(b)       The following terms shall have the respective meanings provided for in the Code:  "Accounts", "Account Debtor", "Cash Proceeds", "Certificate of Title", "Chattel Paper", "Commercial Tort Claim", "Commodity Account", "Commodity Contracts", "Deposit Account", "Documents", "Electronic Chattel Paper", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Letter-of-Credit Rights", "Noncash Proceeds", "Payment Intangibles", "Proceeds", "Promissory Notes", "Record", "Security Account", "Software", "Supporting Obligations" and "Tangible Chattel Paper".

(c)       As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

"Additional Collateral" has the meaning specified therefor in Section 4(a)(i) hereof.

"Certificated Entities" has the meaning specified therefor in Section 5(o) hereof.

"Copyright Licenses" means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any Copyright (including, without limitation, all Copyright Licenses set forth in Schedule II hereto).

"Existing Issuer" has the meaning specified therefor in the definition of the term "Pledged Shares".

"Intellectual Property" means all U.S. and non-U.S. (i) published and unpublished works of authorship (including, without limitation, computer software), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof, including, without limitation, all copyright registrations and applications listed in Schedule II hereto (collectively, "Copyrights"); (ii) inventions, discoveries, ideas and all patents, registrations, and applications therefor, including, without limitation, divisions, continuations, continuations-in-part and renewal applications, and all renewals, extensions and reissues, including, without limitation, all patents and patent applications listed in Schedule II hereto (collectively, "Patents"); (iii) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill associated therewith and symbolized thereby, and all extensions, modifications and renewals of same, including, without limitation, all trademark registrations and applications listed in Schedule II hereto (collectively, "Trademarks"); (iv) confidential and proprietary information, trade secrets and know-how, including, without limitation, processes, schematics, databases, formulae, drawings, prototypes, models, designs and customer lists (collectively, "Trade Secrets"); and (v) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including, without limitation, rights to recover for past, present and future violations thereof (collectively, "Other Proprietary Rights").

"Licenses" means the Copyright Licenses, the Patent Licenses and the Trademark Licenses.

"Patent Licenses" means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent (including, without limitation, all Patent Licenses set forth in Schedule II hereto).

"Pledged Debt" means the indebtedness described in Schedule VII hereto and all indebtedness from time to time owned or acquired by a Grantor, the promissory notes and other Instruments evidencing any or all of such indebtedness, and all interest, cash, Instruments, Investment Property, financial assets, securities, Capital Stock, other equity interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

"Pledged Interests" means, collectively, (a) the Pledged Debt, (b) the Pledged Shares and (c) all security entitlements in any and all of the foregoing.

"Pledged Issuer" has the meaning specified therefor in the definition of the term "Pledged Shares".

"Pledged Shares" means (a) the shares of Capital Stock described in Schedule VIII hereto, whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, issued by the Persons described in such Schedule VIII (the "Existing Issuers"), (b) the shares of Capital Stock at any time and from time to time acquired by a Grantor of any and all Persons now or hereafter existing (such Persons, together with the Existing Issuers, being hereinafter referred to collectively as the "Pledged Issuers" and each individually as a "Pledged Issuer"), whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, and (c) the certificates representing such shares of Capital Stock, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, Instruments, Investment Property, financial assets, securities, Capital Stock, other equity interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other property (including, without limitation, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Capital Stock.

"Secured Parties" means, collectively, the Agent and the Lenders.

"Secured Obligations" has the meaning specified therefor in Section 3 hereof.

"Titled Collateral" means all Collateral for which the title to such Collateral is governed by a Certificate of Title or certificate of ownership, including, without limitation, all motor vehicles for which the title to such motor vehicles is governed by a Certificate of Title or certificate of ownership.

"Trademark Licenses" means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements (including, without limitation, all Trademark Licenses described in Schedule II hereto).

SECTION 2.   Grant of Security Interest .  As collateral security for the payment, performance and observance of all of the Secured Obligations, each Grantor hereby pledges and assigns to the Agent (and its agents and designees), and grants to the Agent (and its agents and designees), for the benefit of the Secured Parties, a continuing security interest in, all personal property and Fixtures of such Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, the following (all being collectively referred to herein as the "Collateral"):

(a)       all Accounts;

(b)       all Chattel Paper (whether tangible or electronic);

(c)       the Commercial Tort Claims specified on Schedule VI;

(d)       all Deposit Accounts, all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of the Agent or any Lender or any affiliate, representative, agent or correspondent of the Agent or any Lender;

(e)       all Documents;

(f)       all General Intangibles (including, without limitation, all Payment Intangibles, Intellectual Property and Licenses);

(g)       all Goods, including, without limitation, all Equipment, Fixtures and Inventory;

(h)       all Instruments (including, without limitation, all Promissory Notes);

(i)       all Investment Property (including the Securities Accounts and Commodity Accounts listed in more detail on Schedule IV attached hereto);

(j)        all Letter-of-Credit Rights;

(k)       all Pledged Interests;

(l)        all Supporting Obligations;

(m)      all other tangible and intangible personal property of such Grantor (whether or not subject to the Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Grantor described in the preceding clauses of this Section 2 hereof (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, Software, data and computer programs in the possession or under the control of such Grantor or any other Person from time to time acting for such Grantor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 hereof or are otherwise necessary or helpful in the collection or realization thereof; and

(n)       all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case, howsoever such Grantor's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Notwithstanding anything herein to the contrary, the term "Collateral" shall not include, and no Grantor is pledging, nor granting a security interest hereunder in, any of such Grantor's right, title or interest in any license to which such Grantor is a party as of the date hereof or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the express terms of such license on the date hereof result in a breach of the terms of, or constitute a default under, such license (other than to the extent that any such term (A) has been waived or (B) would be rendered ineffective pursuant to Section 9-408 of the Code or other applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that (1) immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect and (2) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Agent's unconditional continuing security interest in and liens upon any rights or interests of a Grantor in or to the proceeds of, or any monies due or to become due under, any such license.

SECTION 3.   Security for Secured Obligations .  The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Secured Obligations"):

(a)       the prompt payment by each Grantor, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Credit Agreement and/or the other Loan Documents, including, without limitation, (i) all Obligations, (ii) in the case of a Guarantor, all amounts from time to time owing by such Grantor in respect of its guaranty made pursuant to Article XI of the Credit Agreement or under any other Guaranty to which it is a party, including, without limitation, all obligations guaranteed by such Grantor, and (iii) all interest, fees, commissions, charges, expense reimbursements, indemnifications and all other amounts due or to become due under any Loan Document (including, without limitation, all interest, fees, commissions, charges, expense reimbursements, indemnifications and other amounts that accrue after the commencement of any Insolvency Proceeding of any Loan Party, whether or not the payment of such interest, fees, commissions, charges, expense reimbursements, indemnifications and other amounts are unenforceable or are not allowable, in whole or in part, due to the existence of such Insolvency Proceeding); and

(b)       the due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of the Loan Documents.

SECTION 4.   Delivery of the Pledged Interests.

(a)       (i)  All (i) promissory notes currently evidencing the Pledged Debt shall be delivered to the Agent and (ii) all certificates currently representing the Pledged Shares shall be delivered (within the meaning of Section 8-301 of the Code) to the Agent on or prior to the execution and delivery of this Agreement.  All other promissory notes, certificates and Instruments constituting Pledged Interests from time to time (the "Additional Collateral") shall be delivered to the Agent promptly upon, but in any event within fifteen (15) days of, receipt thereof by or on behalf of any of the Grantors.  All such promissory notes, certificates and Instruments shall be held by or on behalf of the Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance reasonably satisfactory to the Agent.  If any Pledged Interests consists of uncertificated securities, unless the immediately following sentence is applicable thereto, such Grantor shall cause the Agent (or its custodian, nominee or other designee) to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by the Agent with respect to such securities without further consent by such Grantor.  If any Pledged Interests consists of security entitlements, such Grantor shall transfer such security entitlements to the Agent (or its custodian, nominee or other designee), or cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Agent without further consent by such Grantor.

(iii)      Within 15 days of the receipt by a Grantor of any Additional Collateral, such Grantor shall deliver to the Agent a Pledge Amendment, duly executed by such Grantor, in substantially the form of Exhibit A hereto (a "Pledge Amendment"), in respect of such Additional Collateral.  Each Pledge Amendment shall from and after delivery thereof constitute part of Schedules VII and VIII hereto.  Each Grantor hereby authorizes the Agent to attach each Pledge Amendment to this Agreement and agrees that all promissory notes, certificates or Instruments listed on any Pledge Amendment delivered to the

Agent shall for all purposes hereunder constitute Pledged Interests, and such Grantor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 5 hereof with respect to such Additional Collateral.

(b)       If any Grantor shall receive, by virtue of such Grantor's being or having been an owner of any Pledged Interests, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other Instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Interests, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by any such Grantor pursuant to Section 7 hereof) or in securities or other property or (iv) dividends, distributions, cash, Instruments, Investment Property and other property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, such Grantor shall receive such stock certificate, promissory note, Instrument, option, right, payment or distribution in trust for the benefit of the Agent, shall segregate it from such Grantor's other property and shall deliver it forthwith to the Agent, in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Agent as Pledged Interests and as further collateral security for the Secured Obligations.

SECTION 5.   Representations and Warranties .  Each Grantor jointly and severally represents and warrants as follows:

(a)       Schedule I hereto sets forth (i) the exact legal name of each Grantor, (ii) the state or jurisdiction of organization of each Grantor, (iii) the type of organization of each Grantor and (iv) the organizational identification number of each Grantor or states that no such organizational identification number exists.

(b)       This Agreement is, and each other Loan Document to which any Grantor is or will be a party, when executed and delivered, will be, a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

(c)       There is no pending or, to the best knowledge of any Grantor, threatened action, suit, proceeding or claim before any court or other Governmental Authority or any arbitrator, or any order, judgment or award by any court or other Governmental Authority or any arbitrator, that may adversely affect the grant by any Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Agent of any of its rights or remedies hereunder.

(d)       All Equipment, Fixtures, Inventory and other Goods now existing are, and all Equipment, Fixtures, Inventory and other Goods hereafter existing will be, located at the addresses specified therefor in Schedule III hereto (as amended, supplemented or otherwise modified from time to time in accordance with Section 6(b)).  Each Grantor's chief place of business and chief executive office, the place where such Grantor keeps its Records concerning

Accounts and all originals of all tangible Chattel Paper, negotiable Documents and Instruments are located at the addresses specified therefor in Schedule III hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof).  None of the Accounts is evidenced by Promissory Notes or other Instruments.  Set forth in Schedule IV hereto is a complete and accurate list, as of the date of this Agreement, of each Deposit Account, Securities Account and Commodities Account of each Grantor, together with the name and address of each institution at which each such Account is maintained, the account number for each such Account and a description of the purpose of each such Account.  Set forth in Schedule II hereto is (i) a complete and correct list of each trade name used by each Grantor and (ii) the name of, and each trade name used by, each Person from which such Grantor has acquired any substantial part of the Collateral within five years of the date hereof.

(e)       Schedule II hereto sets forth a true and complete list of all Licenses owned or used by each Grantor as the date hereof.  Each Grantor has delivered to the Agent complete and correct copies of each such License, including all schedules and exhibits thereto.  Each such License sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of any Grantor or any of its Affiliates in respect thereof.  Each License now existing is, and each other License will be, the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms.  No default under any License by any such party has occurred, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of any such party.  No party to any License has given any Grantor notice of its intention to cancel, terminate or fail to renew any License.

(f)       (i)  Each Grantor owns and controls, or otherwise possesses adequate rights to use, all Intellectual Property necessary to conduct its business in substantially the same manner as conducted as of the date hereof.  Schedule II hereto sets forth a true and complete list of all issued, registered, renewed, applied-for or otherwise material Intellectual Property owned or used by each Grantor as of the date hereof.  All such Intellectual Property is valid, subsisting and enforceable, has not been abandoned in whole or in part and is not subject to any outstanding order, judgment or decree restricting its use or adversely affecting any Grantor's rights thereto.  Except as set forth in Schedule II hereto, no such Intellectual Property is the subject of any licensing or franchising agreement.

(ii)      To the best of each Grantor's knowledge, no Grantor is violating or has violated any Intellectual Property rights.  There are no suits, actions, reissues, reexaminations, public protests, interferences, arbitrations, mediations, oppositions, cancellations, Internet domain name dispute resolutions or other proceedings (collectively, "Suits") pending, decided, or to the best of each Grantor's knowledge, threatened or asserted, concerning any claim or position that a Grantor or any of its indemnitees have violated any Intellectual Property rights.  There are no Suits or claims pending, decided, or to the best of each Grantor's knowledge, threatened or asserted, concerning the Intellectual Property owned or controlled by a Grantor, and, to the best of each Grantor's knowledge, no valid basis for any such Suits or claims exists.  There are no Suits or claims pending, decided, or to the best of each Grantor's knowledge, threatened or asserted, concerning the Licenses or the right of any Grantor to use the Licenses, and no valid basis for any such Suits or claims exists.

(g)       To the best of each Grantor's knowledge, none of the Other Proprietary Rights or Trade Secrets of any Grantor have been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; no employee, independent contractor or agent of any Grantor has misappropriated any Other Proprietary Rights or Trade Secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and no employee, independent contractor or agent of any Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement, or contract relating an any way to the protection, ownership, development, use or transfer of such Grantor's Intellectual Property Collateral.

(h)       The Existing Issuers set forth in Schedule VIII identified as a Subsidiary of a Grantor are each such Grantor's only Subsidiaries existing on the date hereof.  The Pledged Shares have been duly authorized and validly issued, are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights.  Except as noted in Schedule VIII hereto, the Pledged Shares constitute 100% of the issued shares of Capital Stock of the Pledged Issuers as of the date hereof.  All other shares of Capital Stock constituting Pledged Interests will be duly authorized and validly issued, fully paid and nonassessable.

(i)       The promissory notes currently evidencing the Pledged Debt have been, and all other promissory notes from time to time evidencing Pledged Debt, when executed and delivered, will have been, duly authorized, executed and delivered by the respective makers thereof, and all such promissory notes are or will be, as the case may be, legal, valid and binding obligations of such makers, enforceable against such makers in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

(j)       The Grantors are and will be at all times the sole and exclusive owners of, or otherwise have and will have adequate rights in, the Collateral free and clear of any Lien except for the Permitted Liens.  No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as may have been filed to perfect or protect any Permitted Lien.

(k)       The exercise by the Agent of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or otherwise affecting any Grantor or any of its properties and will not result in, or require the creation of, any Lien upon or with respect to any of its properties.

(l)       Other than any approvals needed from the FCC and other regulatory agencies with regards to the transfer of ownership for Phone Services & More, L.L.C. and T2 Communications, L.L.C., no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person, is required for (i) the due execution, delivery and performance by any Grantor of this Agreement, (ii) the grant by any Grantor of the security interest purported to be created hereby in the Collateral or (iii) the exercise by the Agent of any of its rights and remedies hereunder, except, in the case of this clause (iii), as may be required in connection with any sale of any Pledged Interests by laws affecting the offering and sale of securities generally.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person, is required for the perfection of the security interest purported to be created hereby in the Collateral, except (A) for the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements described in Schedule V hereto, all of which financing statements have been duly filed and are in full force and effect, (B) with respect to the perfection of the security interest created hereby in the United States Intellectual Property and Licenses, for the recording of the appropriate Assignment for Security, substantially in the form of Exhibit B hereto in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (C) with respect to the perfection of the security interest created hereby in foreign Intellectual Property and Licenses, for registrations and filings in jurisdictions located outside of the United States and covering rights in such jurisdictions relating to such foreign Intellectual Property and Licenses, (D) with respect to the perfection of the security interest created hereby in Titled Collateral, for the submission of an appropriate application requesting that the Lien of the Agent be noted on the Certificate of Title or certificate of ownership, completed and authenticated by the applicable Grantor, together with the Certificate of Title or certificate of ownership, with respect to such Titled Collateral, to the appropriate Governmental Authority, (E) with respect to any action that may be necessary to obtain control of Collateral constituting Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights, the taking of such actions, and (F) the Agent's having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral (subclauses (A), (B), (C), (D), (E) and (F), each a "Perfection Requirement" and collectively, the "Perfection Requirements").

(m)       This Agreement creates a legal, valid and enforceable security interest in favor of the Agent, for the benefit of the Secured Parties, in the Collateral, as security for the Secured Obligations.  The Perfection Requirements result in the perfection of such security interests.  Such security interests are, or in the case of Collateral in which any Grantor obtains rights after the date hereof, will be, perfected, first priority security interests, subject in priority only to the Permitted Liens that, pursuant to the definition of the term "Permitted Liens", are not prohibited from being prior to the Liens in favor of the Agent, for the benefit of the Secured Parties.  Such Perfection Requirements and all other action necessary or desirable to perfect and protect such security interest have been duly made or taken, except for (i) the Agent's having possession of all Instruments, Documents, Chattel Paper and cash constituting Collateral after the date hereof, and (ii) the Agent's having control of all Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights constituting Collateral after the date hereof, and (iii) the other filings and recordations and actions described in Section 5(l) hereof.

(n)       As of the date hereof, no Grantor holds any Commercial Tort Claims or is aware of any such pending claims, except for such claims described in Schedule VI.

(o)       With respect to each Grantor and its Subsidiaries that is a partnership or a limited liability company, each such Person has irrevocably opted into (and has caused each of its Subsidiaries that is a partnership or a limited liability company, and a Pledged Issuer to opt into) Article 8 of the Uniform Commercial Code (collectively, the "Certificated Entities").  Such interests are securities for purposes of Article 8 of any relevant Uniform

Commercial Code.  With respect to each Grantor and its Subsidiaries that is a partnership or a limited liability and is not a Certificated Entity, the partnership interests or membership interests of each such Person is not (A) dealt in or traded on securities exchanges or in securities markets, (B) securities for purposes of Article 8 of any relevant Uniform Commercial Code, (C) investment company securities within the meaning of Section 8-103 of any relevant Uniform Commercial Code and (D) evidenced by a certificate.  Such partnership interests or membership interests constitute General Intangibles.

(p)       With respect to U.S. Patent No. 5,946,623 (the "Ranger Patent"), S Squared (and only S Squared) represents and warrants that (i) the Ranger Patent is not now and has not been the subject of any litigation or other legal proceedings; (ii) S Squared has received any notice from any third party challenging the validity of the Ranger Patent; (iii) no licensee under the Ranger Patent has made a claim that the Ranger Patent is invalid or not infringed by the activities of the licensee; (iv) no licensee under the Ranger Patent is in material default under its license and each licensee under the Ranger Patent is current in all royalty payments due under its license; and (v) other than the disclosures made by Grantors to Agent regarding various cellular operators' potential infringement of the Ranger Patent, S Squared is not aware of any additional infringement of the Ranger Patent by any unlicensed person.

(q)       Attached hereto as Schedule IX is a complete (i) list of all Persons that have received licenses of the Ranger Patent; (ii) list of the licenses of the Ranger Patent that are currently in effect; (iii) list of the licenses that have terminated or have expired or that S Squared has received notice of termination or that, per the terms of the license, are set to expire before the expiration of the Ranger Patent, and the date of termination or expiration; and (iv) schedule of the annual earned royalties paid by each licensee of the Ranger Patent in the last five years.  S Squared (and only S Squared) represents and warrants that the information contained in Schedule IX is accurate and complete in all respects.

SECTION 6.   Covenants as to the Collateral.  So long as any of the Secured Obligations (whether or not due) shall remain unpaid or any Lender shall have any Commitment under the Credit Agreement, unless the Agent shall otherwise consent in writing:

(a)       Further Assurances.  Each Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Agent may request in order (i) to perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby; (ii) to enable the Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise to effect the purposes of this Agreement, including, without limitation:  (A) marking conspicuously all Chattel Paper, Instruments and Licenses and, at the request of the Agent, all of its Records pertaining to the Collateral with a legend, in form and substance satisfactory to the Agent, indicating that such Chattel Paper, Instrument, License or Collateral is subject to the security interest created hereby, (B) if any Account shall be evidenced by a Promissory Note or other Instrument or Chattel Paper, delivering and pledging to the Agent such Promissory Note, other Instrument or Chattel Paper, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent, (C) executing and filing (to the extent, if any, that such Grantor's signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, (D) with respect to Intellectual Property hereafter existing and not covered by an appropriate security interest grant, the executing and recording in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, appropriate instruments granting a security interest, as may be necessary or desirable or that the Agent may request in order to perfect and preserve the security interest purported to be created hereby, (E) delivering to the Agent irrevocable proxies in respect of the Pledged Interests, (F) furnishing to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail, (G) to the extent required by the terms of the Credit Agreement, if any Collateral shall be in the possession of a third party, notifying such Person of the Agent's security interest created hereby and obtaining a written agreement, in form and substance satisfactory to the Agent, providing access to such Collateral in order to remove such Collateral from such premises during an un-cured Event of Default and acknowledging that such Person holds possession of the Collateral for the benefit of the Agent, (H) if at any time after the date hereof, any Grantor acquires or holds any Commercial Tort Claim, immediately notifying the Agent in a writing signed by such Grantor setting forth a brief description of such Commercial Tort Claim and granting to the Agent a security interest therein and in the "Net Proceeds" (defined as gross proceeds of claim less the amount that represents reasonable attorney's fees, expenses and costs of the litigation in pursuing said Commercial Tort Claim) thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to the Agent, (I) upon the acquisition after the date hereof by any Grantor of any Titled Collateral (other than Equipment that is subject to a purchase money security interest permitted by Section 7.02(a) of the Credit Agreement), immediately notifying the Agent of such acquisition, setting forth a description of the Titled Collateral acquired and a good faith estimate of the current value of such Titled Collateral, and if so requested by the Agent, immediately causing the Agent to be listed as the lienholder on such Certificate of Title or certificate of ownership and delivering evidence of the same to the Agent, and (I) taking all actions required by law in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.  No Grantor shall take or fail to take any action which would in any manner impair the validity or enforceability of the Agent's security interest in and Lien on any Collateral.

(b)       Location of Equipment and Inventory.  Each Grantor will keep the Equipment and Inventory (other than Equipment and Inventory sold in the ordinary course of business in accordance with Section 6(h) hereof) at the locations specified in Schedule III hereto or, upon not less than thirty (30) days' prior written notice to the Agent accompanied by a new Schedule III hereto indicating each new location of the Equipment and Inventory, at such other locations in the continental United States as the Grantors may elect, provided that (i) all action has been taken to grant to the Agent a perfected, first priority security interest in such Equipment and Inventory (subject in priority only to Permitted Liens that, pursuant to the definition of the term "Permitted Liens", are not prohibited from being prior to the Liens in favor of the Agent), for the benefit of the Secured Parties, and (ii) the Agent's rights in such Equipment and Inventory, including, without limitation, the existence, perfection and priority of the security interest created hereby in such Equipment and Inventory, are not adversely affected thereby.

(c)       Condition of Equipment.  Each Grantor will maintain or cause the Equipment which is necessary or useful in the proper conduct of its business to be maintained and preserved in good condition, repair and working order as when acquired and in accordance with any manufacturer's manual, ordinary wear and tear excepted, and will forthwith, or in the case of any loss or damage to any Equipment promptly after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable, consistent with past practice, or which the Agent may reasonably request to such end.

(d)       Taxes, Etc.  Each Grantor jointly and severally agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent otherwise provided in the Credit Agreement.

(e)       Insurance.  Each Grantor will, at its own expense, maintain insurance with respect to the Collateral in accordance with the terms of the Credit Agreement.  Each Grantor will, if so requested by the Agent, deliver to the Agent original or duplicate insurance policies and, as often as the Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance.  Each Grantor will also, at the request of the Agent, execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.

(f)       Provisions Concerning the Accounts and the Licenses.

(i)       Each Grantor will, except as otherwise provided in this subsection (f), continue to collect, at its own expense, all amounts due or to become due under the Accounts.  In connection with such collections, each Grantor may (and, at the Agent's direction, will) take such action as such Grantor (or, if applicable, the Agent) may deem necessary or advisable to enforce collection or performance of the Accounts; provided, however, that the Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to the Agent and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Agent or its designated agent and, upon such notification and at the expense of such Grantor and to the extent permitted by law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.  After receipt by any Grantor of a notice from the Agent that the Agent has notified, intends to notify, or has enforced or intends to enforce a Grantor's rights against the Account Debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Agent or its designated agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (x) credited to the Loan Account so long as no Event of Default shall have occurred and be continuing or (y) if any Event of Default shall have occurred and be continuing, applied as specified in Section 9(d) hereof, and (B) such Grantor will not adjust, settle or compromise the amount or payment of any Account or release wholly or partly any Account Debtor or obligor thereof or allow any credit or discount thereon.  In addition, upon the occurrence and during the continuance of an Event of Default, the Agent may (in its sole and absolute discretion) direct any or all of the banks and financial institutions with which any Grantor either maintains a Deposit Account or a lockbox or deposits the proceeds of any Accounts to send immediately to the Agent or its designated agent by wire transfer (to such account as the Agent shall specify, or in such other manner as the Agent shall direct) all or a portion of such securities, cash, investments and other items held by such institution.  Any such securities, cash, investments and other items so received by the Agent or its designated agent shall (in the sole and absolute discretion of the Agent) be held as additional Collateral for the Secured Obligations or distributed in accordance with Section 9 hereof.

(ii)       Upon the occurrence and during the continuance of any breach or default under any License by any party thereto other than a Grantor, (A) the relevant Grantor will, promptly after obtaining knowledge thereof, give the Agent written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto, (B) no Grantor will, without the prior written consent of the Agent, declare or waive any such breach or default or affirmatively consent to the cure thereof or exercise any of its remedies in respect thereof, and (C) each Grantor will, upon written instructions from the Agent and at such Grantor's expense, take such action as the Agent may deem necessary or advisable in respect thereof.

(iii)       Each Grantor will, at its expense, promptly deliver to the Agent a copy of each notice or other communication received by it by which any other party to any License (A) declares a breach or default by a Grantor of any material term thereunder, (B) terminates such License or (C) purports to exercise any of its rights or affect any of its obligations thereunder, together with a copy of any reply by such Grantor thereto.

(iv)       Each Grantor will exercise promptly and diligently each and every right which it may have under each License (other than any right of termination) and will duly perform and observe in all respects all of its obligations under each License and will take all action necessary to maintain the Licenses in full force and effect.  No Grantor will, without the prior written consent of the Agent, cancel, terminate, amend or otherwise modify in any respect, or waive any provision of, any License.

(g)       Provisions Concerning the Pledged Interests.  Each Grantor will:

(i)       at the Grantors' joint and several expense, promptly deliver to the Agent a copy of each notice or other communication received by it in respect of the Pledged Interests;

(ii)       at the Grantors' joint and several expense, defend the Agent's right, title and security interest in and to the Pledged Interests against the claims of any Person;

(iii)       not make or consent to any amendment or other modification or waiver with respect to any Pledged Interests or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests other than pursuant to the Loan Documents; and

(iv)       not permit the issuance of (A) any additional shares of any class of Capital Stock of any Pledged Issuer, (B) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of Capital Stock or (C) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of Capital Stock.

(h)       Transfers and Other Liens.

(i)       Except to the extent expressly permitted by Section 7.02(c) of the Credit Agreement, no Grantor will sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral.

(ii)       Except to the extent expressly permitted by Section 7.02(a) of the Credit Agreement, no Grantor will create, suffer to exist or grant any Lien upon or with respect to any Collateral.

(iii)       Woodland Holdings and Parent shall not permit any of the Companies to incur indebtedness or create, suffer to exist or grant any Lien.

(i)       Intellectual Property.

(i)       Each Grantor who owns Intellectual Property has duly executed and delivered the applicable Grant of a Security Interest in the form attached hereto as Exhibit B.

(ii)       Each Grantor (either itself or through its licensees or its sublicensees) agrees that it will not do any act or omit to do any act whereby any Patent that is used in the conduct of such Grantor's business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary to establish and preserve its rights under applicable patent laws.

(iii)       Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark used in the conduct of such Grantor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of U.S. or non-U.S. registration to the extent necessary to establish and preserve its rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(iv)       Each Grantor (either itself or through its licensees or sublicensees) will, for each of its work covered by a Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary to establish and preserve its rights under applicable copyright laws.

(v)       Each Grantor shall notify the Agent promptly if it knows or has reason to know that any Intellectual Property used in the conduct of its business may become abandoned, lost or dedicated to the public, or of any final adverse determination (including the institution of, or any such determination in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor's ownership of any Intellectual Property, its right to register the same, or its right to keep and maintain the same.

(vi)       In the event that any Grantor (i) files an application or registration for any Intellectual Property with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, either itself or through any agent, employee, licensee or designee or (ii) obtains rights to or develops any new Intellectual Property (including, without limitation, if a patent shall be issued in respect of the patent application currently pending on behalf of Tiny Dial, LLC) or any reissue, division, continuation, renewal, extension or continuation-in-part of any existing Intellectual Property, whether pursuant to any license or otherwise; the provisions of Section 2 hereof shall automatically apply thereto and such Grantor shall give to the Agent prompt notice thereof, and, upon request of the Agent, execute and deliver any and all agreements, instruments, documents and papers as the Agent may reasonably request to evidence the Agent's security interest in such Intellectual Property, and each Grantor hereby appoints the Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(vii)       Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each application relating to the Intellectual Property of such Grantor (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is used in the conduct of any Grantor's business as conducted or proposed to be conducted, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(viii)       In the event that any Grantor has reason to believe that any Collateral consisting of Intellectual Property used in the conduct of any Grantor's business has been infringed, misappropriated or diluted by a third party, such Grantor shall promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral and promptly shall notify the Agent of the initiation of such suit.  Notwithstanding the foregoing, no Grantor shall threaten, file or initiate any action, suit or other legal proceeding of any kind concerning or relating to any alleged infringement, misappropriation or dilution of the Ranger Patent without first obtaining the express consent of Lenders, which shall not be unreasonably withheld.

(ix)       Upon and during the continuance of an Event of Default, (i) no Grantor shall abandon or otherwise permit any Intellectual Property to become invalid and (ii) each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each License that constitutes Collateral owned by such Grantor to effect the assignment of all such Grantor's right, title and interest thereunder to the Agent or its designee.

(x)       Each Grantor shall execute, authenticate and deliver any and all assignments, agreements, instruments, documents and papers as the Agent may reasonably request to evidence the Agent's security interest hereunder in such Intellectual Property and the General Intangibles of such Grantor relating thereto or represented thereby, each Grantor hereby appoints the Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(xi)       Each Grantor agrees, at its own expense, as soon as practicable after the date hereof, to make such filings and to take such other actions as are reasonably necessary in each non-U.S. jurisdiction in which such Grantor owns any Intellectual Property in order to perfect the Security Interest with respect to such Intellectual Property in such jurisdiction, provided that no Grantor shall be obligated to make any such filing or to take any such other action where the Agent and the Borrower agree that the cost of such filing or action exceeds the value of the security afforded thereby.

(j)       Titled Collateral.

(i)       Each Grantor shall (A) cause all Collateral, now owned or hereafter acquired by such Grantor, which under applicable law are required to be registered, to be properly registered in the name of such Grantor, (B) cause all Titled Collateral to be properly titled in the name of such Grantor, and if requested by the Agent, with the Agent's Lien noted thereon, and (C) if requested by the Agent, promptly deliver to the Agent (or its custodian, nominee or other designee) originals of all such Certificates of Title or certificates of ownership for such Titled Collateral, with the Agent's Lien noted thereon.

(ii)       Upon the acquisition after the date hereof by any Grantor of any Titled Collateral, such Grantor shall immediately notify the Agent of such acquisition, set forth a description of such Titled Collateral acquired and a good faith estimate of the current value of such Titled Collateral, and if so requested by the Agent, immediately deliver to the Agent (or its custodian, nominee or other designee) originals of the Certificates of Title or certificates of ownership for such Titled Collateral, together with the manufacturer's statement of origin, and an application duly executed by such Grantor to evidence the Agent's Lien thereon.

(iii)       Each Grantor hereby appoints the Agent (and each of its custodians, nominees and other designees) as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (A) executing on behalf of such Grantor title or ownership applications for filing with appropriate state agencies to enable Titled Collateral now owned or hereafter acquired by such Grantor to be retitled and the Agent listed as lienholder thereof, (B) filing such applications with such state agencies, and (C) executing such other documents and instruments on behalf of, and taking such other action in the name of, such Grantor as the Agent (or its custodian, nominee or other designee) may deem necessary or advisable to accomplish the purposes hereof (including, without limitation, for the purpose of creating in favor of the Agent a perfected Lien on such Titled Collateral and exercising the rights and remedies of the Agent hereunder).  This appointment as attorney-in-fact is coupled with an interest and is irrevocable until the date on which all of the Secured Obligations have been indefeasibly paid in full in cash after the termination of each Lender's Commitment and each of the Loan Documents.

(iv)       With respect to motor vehicles, any certificates of title or ownership delivered pursuant to the terms hereof shall be accompanied by odometer statements for each motor vehicle covered thereby.

(v)       So long as no Event of Default shall have occurred and be continuing, upon the request of any Grantor, the Agent (or its custodian, nominee or other designee) shall execute and deliver to such Grantor such instruments as such Grantor shall reasonably request to remove the notation of the Agent as lienholder on any Certificate of Title or certificate of ownership for any Titled Collateral; provided that any such instruments shall be delivered, and the release effective, only upon receipt by the Agent of a certificate from such Grantor stating that the Titled Collateral, the Lien on which is to be released, is to be sold in accordance with the terms of the Credit Agreement or has suffered a casualty loss (with title thereto passing to the casualty insurance company therefor in settlement of the claim for such loss), the amount that such Grantor will receive as sale proceeds or insurance proceeds and whether or not such sale proceeds or insurance proceeds are required by the Credit Agreement to be paid to the Agent to be applied to the Secured Obligations and, to the extent required by the Credit Agreement, any proceeds of such sale or casualty loss shall be paid to the Agent hereunder to be applied to the Secured Obligations in accordance with the terms of the Credit Agreement.

(k)       Control.  Each Grantor hereby agrees to take any or all action that may be necessary or desirable or that the Agent may request in order for the Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code with respect to the following Collateral:  (i) Electronic Chattel Paper, (ii) Investment Property and (iii) Letter-of-Credit Rights.  Each Grantor hereby acknowledges and agrees that any agent or designee of the Agent shall be deemed to be a "secured party" with respect to the Collateral under the control of such agent or designee for all purposes.

(l)       Records; Inspection and Reporting.

(i)        Each Grantor shall keep adequate records concerning the Accounts, Chattel Paper and Pledged Interests.  Each Grantor shall permit the Agent, or any agents or representatives thereof or such professionals or other Persons as the Agent may designate, subject to the same notice, frequency and cost limitations as set forth in Section 4.01 of the Credit Agreement, (A) to examine and make copies of and abstracts from such Grantor's books and records, (B) to visit and inspect its properties, (C) to verify materials, leases, notes, Accounts, Inventory and other assets of such Grantor from time to time, (D) to conduct audits, physical counts, appraisals and/or valuations, Phase I and Phase II Environmental Site Assessments or examinations at the locations of such Grantor and (E) to discuss such Grantor's affairs, finances and accounts with any of its directors, Authorized Officers of Parent,  independent accountants or its legal representatives, in each case as provided in the Credit Agreement.  The foregoing notwithstanding, at any time when an Event of Default exists, Agent shall be entitled to conduct the herein described examinations, inspections, verifications, audits and discussions as frequently as Agent deems prudent, without the requirement for prior notice to Grantors, and Grantors shall be responsible for the full cost and expenses incurred by Agent in conducting such examinations, inspections, verifications, audits and discussions, as provided in Section 4.01 of the Credit Agreement.

(ii)        Except as otherwise expressly permitted by Section 7.02(l) of the Credit Agreement, no Grantor shall, without the prior written consent of the Agent, change (A) its name, identity or organizational structure, (B) its jurisdiction of incorporation or organization as set forth in Schedule I hereto or (C) its chief executive office as set forth in Schedule III hereto.  Each Grantor shall immediately notify the Agent upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number.

(m)       Partnership and Limited Liability Company Interest.  Except with respect to partnership interests and membership interests evidenced by a certificate, which certificate has been pledged and delivered to the Agent pursuant to Section 4 hereof, no Grantor that is a partnership or a limited liability company shall, nor shall any Grantor with any Subsidiary that is a partnership or a limited liability company, permit such partnership interests or membership interests to (i) be dealt in or traded on securities exchanges or in securities markets, (ii) become a security for purposes of Article 8 of any relevant Uniform Commercial Code, (iii) become an investment company security within the meaning of Section 8-103 of any relevant Uniform Commercial Code or (iv) be evidenced by a certificate.  Each Grantor agrees that such partnership interests or membership interests shall constitute General Intangibles.

(n)       Winding Up of the PSM and T2.  As set forth in the Settlement Agreement, Agent and Lender acknowledge that Woodland Holdings and Parent shall have the option to terminate the existence of PSM and T2 at their sole discretion.  Within 15 days following the termination of the existence of either such company, Woodland Holdings or Parent shall provide to Agent evidence satisfactory to Agent concerning the termination of the existence of such company and the payment (or the provision for future payment or performance) by such company of all of its debts and other obligations.

SECTION 7.   Voting Rights, Dividends, Etc. in Respect of the Pledged Interests.

(a)       So long as no Event of Default shall have occurred and be continuing:

(i)       each Grantor may exercise any and all voting and other consensual rights pertaining to any Pledged Interests for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement or the other Loan Documents; provided, however, that (A) each Grantor will give the Agent at least 5 Business Days' notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right that could reasonably be expected to adversely affect in any material respect the value, liquidity or marketability of any Collateral or the creation, perfection and priority of the Agent's Lien; and (B) none of the Grantors will exercise or refrain from exercising any such right, as the case may be, if the Agent gives a Grantor notice that, in the Agent's judgment, such action (or inaction) could reasonably be expected to adversely affect in any material respect the value, liquidity or marketability of any Collateral or the creation, perfection and priority of the Agent's Lien; and

(ii)       each of the Grantors may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Interests to the extent permitted by the Credit Agreement (each of the Grantors acknowledging that the Credit Agreement places certain restrictions on the payment and receipt of such amounts, in addition to the restrictions set forth in this Agreement); provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and Instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Interests, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Interests, together with any dividend, interest or other distribution or payment which at the time of such payment was not permitted by the Credit Agreement, shall be, and shall forthwith be delivered to the Agent, to hold as Pledged Interests and shall, if received by any of the Grantors, be received in trust for the benefit of the Agent, shall be segregated from the other property or funds of the Grantors, and shall be forthwith delivered to the Agent in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Agent as Pledged Interests and as further collateral security for the Secured Obligations; and

(iii)       the Agent will execute and deliver (or cause to be executed and delivered) to a Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(a)(i) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to Section 7(a)(ii) hereof.

(b)       Upon the occurrence and during the continuance of an Event of Default:

(i)       all rights of each Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) hereof, and to receive the dividends, distributions, interest and other payments that it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) hereof, shall cease, and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Interests such dividends, distributions and interest payments;

(ii)       the Agent is authorized to notify each debtor with respect to the Pledged Debt to make payment directly to the Agent (or its designee) and may collect any and all moneys due or to become due to any Grantor in respect of the Pledged Debt, and each of the Grantors hereby authorizes each such debtor to make such payment directly to the Agent (or its designee) without any duty of inquiry;

(iii)       without limiting the generality of the foregoing, the Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Pledged Issuer, or upon the exercise by any Pledged Issuer of any right, privilege or option pertaining to any Pledged Interests, and, in connection therewith, to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

(iv)       all dividends, distributions, interest and other payments that are received by any of the Grantors contrary to the provisions of Section 7(b)(i) hereof shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Grantors, and shall be forthwith paid over to the Agent as Pledged Interests in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Agent as Pledged Interests and as further collateral security for the Secured Obligations.

SECTION 8.   Additional Provisions Concerning the Collateral .

(a)       To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, each Grantor hereby (i) authorizes the Agent, in furtherance of the rights granted herein, to execute any such agreements, instruments or other documents in such Grantor's name and to file such agreements, instruments or other documents in such Grantor's name and in any appropriate filing office, (ii) authorizes the Agent at any time and from time to time to file, one or more financing or continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as "all assets" or "all personal property" (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as the Agent may determine, regardless of whether any particular asset of such Grantor falls within the scope of Article 9 of the Uniform Commercial Code or whether any particular asset of such Grantor constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor) and (iii) ratifies such authorization to the extent that the Agent has filed any such financing statements, continuation statements, or amendments thereto, prior to the date hereof.  A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b)       Each Grantor hereby irrevocably appoints the Agent as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, and with full power of substitution, from time to time in the Agent's discretion upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument that the Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of a Grantor under Section 6 hereof and Section 7(a) hereof), including, without limitation, (i) to obtain and adjust insurance required to be paid to the Agent pursuant to the Credit Agreement, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper in connection with clause (i) or (ii) above, (iv) to receive, endorse and collect all Instruments made payable to such Grantor representing any dividend, interest payment or other distribution in respect of any Pledged Interests and to give full discharge for the same, (v) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Agent and the Lenders with respect to any Collateral, (vi) to execute assignments, licenses and other documents to enforce the rights of the Agent and the Lenders with respect to any Collateral, (vii) to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Agent in its sole discretion, and such payments made by the Agent to become Obligations of such Grantor to the Agent, due and payable immediately without demand, and (viii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Chattel Paper and other documents relating to the Collateral.  This power is coupled with an interest and is irrevocable until the date on which all of the Secured Obligations have been indefeasibly paid in full in cash after the termination of each Lender's Commitment and each of the Loan Documents.

(c)       For the purpose of enabling the Agent to exercise rights and remedies hereunder, at such time as the Agent shall be lawfully entitled to exercise such rights and remedies upon the occurrence and during the continuance of an Event of Default, and for no other purpose, each Grantor hereby (i) grants to the Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, assign, license or sublicense any Intellectual Property now or hereafter owned by any Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof; and (ii) assigns to the Agent, to the extent assignable, all of its rights to any Intellectual Property now or hereafter licensed or used by any Grantor.  Notwithstanding anything contained herein to the contrary, but subject to the provisions of the Credit Agreement that limit the right of a Grantor to dispose of its property and Section 6(i) hereof, so long as no Event of Default shall have occurred and be continuing, each Grantor may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of its business.  In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Agent shall from time to time, upon the request of a Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, which such Grantor shall have certified are appropriate (in such Grantor's judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Intellectual Property).  Further, upon the date on which all of the Secured Obligations have been indefeasibly paid in full in cash after the termination of each Lender's Commitment and each of the Loan Documents, the Agent (subject to Section 13(e) hereof) shall release and reassign to the Grantors all of the Agent's right, title and interest in and to the Intellectual Property, and the Licenses, all without recourse, representation or warranty whatsoever and at the Grantors' sole expense.  The exercise of rights and remedies hereunder by the Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by any Grantor in accordance with the second sentence of this clause (c).  Each Grantor hereby releases the Agent from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Agent under the powers of attorney granted herein other than actions taken or omitted to be taken through the Agent's gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.

(d)       If any Grantor fails to perform any agreement or obligation contained herein, the Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Agent, and the expenses of the Agent incurred in connection therewith shall be jointly and severally payable by the Grantors pursuant to Section 10 hereof and shall be secured by the Collateral.

(e)       The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Other than the exercise of reasonable care to assure the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral and shall be relieved of all responsibility for any Collateral in its possession upon surrendering it or tendering surrender of it to any of the Grantors (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct).  The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters.  The Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Agent in good faith.

(f)       Anything herein to the contrary notwithstanding (i) each Grantor shall remain liable under the Licenses and otherwise in respect of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Agent of any of its rights hereunder shall not release any Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Agent shall not have any obligation or liability by reason of this Agreement under the Licenses or otherwise in respect of the Collateral, nor shall the Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(g)       The Agent may at any time in its discretion (i) without notice to any Grantor, transfer or register in the name of the Agent or any of its nominees any or all of the Pledged Interests, subject only to the revocable rights of such Grantor under Section 7(a) hereof, and (ii) exchange certificates or Instruments constituting Pledged Interests for certificates or Instruments of smaller or larger denominations.

SECTION 9.   Remedies Upon Default .  If any Event of Default shall have occurred and be continuing:

(a)       The Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code, so long as such exercise is in a commercially reasonable manner (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Agent's name or into the name of its nominee or nominees (to the extent the Agent has not theretofore done so) and thereafter receive, for the benefit of the Agent and the Lenders, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place or places to be designated by the Agent that is reasonably convenient to both parties, and the Agent may enter into and occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Agent's rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below or as provided by law, and without any obligation to prepare or process the Collateral for sale (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices, at any exchange or broker's board or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may determine, provided such sale is conducted on commercially reasonable terms and/or (B) lease, license or otherwise dispose of the Collateral or any part thereof upon such terms as the Agent may deem commercially reasonable.  Each Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least fifteen (15) days' prior notice to the applicable Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification.  The Agent shall not be obligated to make any sale or other disposition of Collateral regardless of notice of sale having been given.  The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor hereby waives any claims against the Agent and the Lenders arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree, and waives all rights that such Grantor may have to require that all or any part of the Collateral be marshaled upon any sale (public or private) thereof.  Each Grantor hereby acknowledges that (i) any such sale of the Collateral by the Agent shall be made without warranty, (ii) the Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, (iii) the Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness), if permitted by law, for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of the Agent (on behalf of itself and the Lenders) and (iv) such actions set forth in clauses (i), (ii) and (iii) above shall not adversely affect the commercial reasonableness of any such sale of the Collateral.  In addition to the foregoing, (i) upon written notice to any Grantor from the Agent, each Grantor shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (ii) the Agent may, at any time and from time to time, upon 5 days' prior notice to any Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (iii) the Agent may, at any time, pursuant to the authority granted in Section 8 hereof (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of a Grantor, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

(b)       In the event that the Agent determines to exercise its right to sell all or any part of the Pledged Interests pursuant to Section 9(a) hereof, each Grantor will, at such Grantor's expense and upon request by the Agent, execute and deliver, and cause each issuer of such Pledged Interests and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Agent, advisable to make such sale of such Pledged Interests valid and binding and in compliance with applicable law.  Each Grantor acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Agent by reason of the failure by any Grantor to perform any of the covenants contained in this Section 9(b) and, consequently, agrees that, if any Grantor fails to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Interests on the date the Agent demands compliance with this Section 9(b); provided, however, that the payment of such amount shall be applied against the Obligations in a manner consistent with the Credit Agreement, but shall not release any Grantor from any of its obligations under any of the other Loan Documents.

(c)       Each Grantor recognizes that the Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Interests and that the Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act.  Each Grantor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen bona fide offerees shall be deemed to involve a "public disposition" for the purposes of Section 9-610(c) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a "public offering" under the Securities Act, and that the Agent may, in such event, bid for the purchase of such securities.

(d)       Any cash held by the Agent (or its agent or designee) as Collateral and all Cash Proceeds received by the Agent (or its agent or designee) in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent (or its agent or designee) as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 10 hereof) in whole or in part by the Agent against, all or any part of the Secured Obligations in such order as the Agent shall elect, consistent with the provisions of the Credit Agreement.  Any surplus of such cash or Cash Proceeds held by the Agent (or its agent or designee) and remaining after the date on which all of the Secured Obligations have been indefeasibly paid in full in cash after the termination of each Lender's Commitment and each of the Loan Documents, shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(e)       In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Agent and the Lenders are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Loan Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Agent to collect such deficiency.

(f)       Each Grantor hereby acknowledges that if the Agent complies with any applicable requirements of law in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(g)       The Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Agent's rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that any Grantor lawfully may, such Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Agent's rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

SECTION 10.   Indemnity and Expenses .

(a)       Each Grantor jointly and severally agrees to defend, protect, indemnify and hold harmless the Agent and each other Indemnitee for, from and against any and all claims, losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs, expenses and disbursements, whether incurred in a third party action or in an action brought by Agent or any other Indemnitee against any Grantor to enforce its rights under this Section) incurred by the Agent or such

Indemnitee to the extent that they arise out of or otherwise result from or relate to or are in connection with this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from the Agent's or such Indemnitee's gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

(b)       Each Grantor jointly and severally agrees to pay to the Agent upon demand the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Agent (whether incurred in a third party action or in an action brought by Agent or any other Indemnitee against any Grantor to enforce its rights under this Section) and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Agent), which the Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

SECTION 11.   Notices, Etc.   All notices and other communications provided for hereunder shall be given in accordance with the notice provision of the Credit Agreement.

SECTION 12.   Security Interest Absolute; Joint and Several Obligations .

(a)       All rights of the Secured Parties, all Liens and all obligations of each of the Grantors hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Credit Agreement or any other Loan Document, (iii) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any of the Grantors in respect of the Secured Obligations.  All authorizations and agencies contained herein with respect to any of the Collateral are irrevocable and are powers coupled with an interest.

(b)       Each Grantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Obligation by the Borrower, (iii) notice of any actions taken by the Agent, any Lender, any Guarantor or any other Person under any Loan Document or any other agreement, document or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this subsection (b), might constitute grounds for relieving such Grantor of any such Grantor's obligations hereunder and (v) any requirement that the Agent or any Lender protect, secure, perfect or insure any security interest or other lien on any property subject thereto or exhaust any right or take any action against any Grantor or any other Person or any collateral.

(c)       All of the obligations of the Grantors hereunder are joint and several.  The Agent may, in its sole and absolute discretion, enforce the provisions hereof against any of the Grantors and shall not be required to proceed against all Grantors jointly or seek payment from the Grantors ratably.  In addition, the Agent may, in its sole and absolute discretion, select the Collateral of any one or more of the Grantors for sale or application to the Secured Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by all of the Grantors.  The release or discharge of any Grantor by the Agent shall not release or discharge any other Grantor from the obligations of such Person hereunder.

SECTION 13.   Miscellaneous .

(a)       No amendment of any provision of this Agreement (including any Schedule attached hereto) shall be effective unless it is in writing and signed by each Grantor affected thereby and the Agent, and no waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall be effective unless it is in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)       No failure on the part of the Secured Parties to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of the Secured Parties provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.  The rights of the Secured Parties under any Loan Document against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any other Loan Document against such party or against any other Person, including but not limited to, any Grantor.

(c)       This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to paragraph (e) below, until the date on which all of the Secured Obligations have been indefeasibly paid in full in cash after the termination of each Lender's Commitment and each of the Loan Documents and (ii) be binding on each Grantor all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code, and shall inure, together with all rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns.  Without limiting the generality of clause (ii) of the immediately preceding sentence, the Secured Parties may assign or otherwise transfer their respective rights and obligations under this Agreement and any other Loan Document to any other Person pursuant to the terms of the Credit Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Secured Parties herein or otherwise.  Upon any such assignment or transfer, all references in this Agreement to any Secured Party shall mean the assignee of any such Secured Party.  None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Agent, and any such assignment or transfer shall be null and void.

(d)       Upon the date on which all of the Secured Obligations have been indefeasibly paid in full in cash after the termination of each Lender's Commitment and each of the Loan Documents, (i) subject to paragraph (e) below, this Agreement and the security interests and licenses created hereby shall terminate and all rights to the Collateral shall revert to the Grantors and (ii) the Agent will, upon the Grantors' request and at the Grantors' expense, without any representation, warranty or recourse whatsoever, (A) return to the Grantors (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct) such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

(e)       This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(f)       Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit C hereto (each a "Pledge and Security Agreement Supplement"), (i) such Person shall be referred to as an "Additional Grantor" and shall be and become a Grantor, and each reference in this Agreement to "Grantor" shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Loan Documents to "Collateral" shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental Schedules I-VIII attached to each Pledge and Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-VIII, respectively, hereto, and the Agent may attach such Schedules as supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as supplemented pursuant hereto.

(g)       IT IS THE INTENT OF THE PARTIES HERETO THAT, IN ACCORDANCE WITH SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, ALL PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(h)       In addition to and without limitation of any of the foregoing, this Agreement shall be deemed to be a Loan Document and shall otherwise be subject to all of terms and conditions contained in Sections 12.10 and 12.11 of the Credit Agreement, mutatis mutandi.

(i)       Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding with respect to this Agreement any special, exemplary, punitive or consequential damages.

(j)       Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(k)       Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(l)       This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of such counterparts taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

GRANTORS:

S SQUARED, L.L.C., an Illinois limited liability company By: ________________________________ Name: ______________________________ Title: _______________________________	ENVERSA COMPANIES LLC, a Texas limited liability company By: ________________________________ Name: ______________________________ Title: _______________________________

WOODLAND WIRELESS SOLUTIONS LTD., a Michigan corporation By: ________________________________ Name: ______________________________ Title: _______________________________	CORNERWORLD CORPORATION, a Nevada corporation By: ________________________________ Name: ______________________________ Title: _______________________________

WOODLAND HOLDINGS CORP., a Delaware corporation By: ________________________________ Name: ______________________________ Title: _______________________________	CORNERWORLD, INC., a Delaware corporation By: ________________________________ Name: ______________________________ Title: _______________________________

GULF MEDIA SOLUTIONS, LLC, a Delaware limited liability company By: ________________________________ Name: ______________________________ Title: _______________________________	TINY DIAL, LLC, a Delaware limited liability company By: ________________________________ Name: ______________________________ Title: _______________________________

BASCOMB & RICHARDS, LLC, a Delaware limited liability company By: ________________________________ Name: ______________________________ Title: _______________________________	LANTANA DIRECT, LLC, a Delaware limited liability company By: ________________________________ Name: ______________________________ Title: _______________________________

DIGITAL360, LLC, a Nevada limited liability company By: ________________________________ Name: ______________________________ Title: _______________________________	AVENTURA MEDIA SYSTEMS, LLC, a Florida limited liability company By: ________________________________ Name: ______________________________ Title: _______________________________

PHONE SERVICES & MORE, L.L.C., a
Michigan limited liability company

By: ________________________________

Name: ______________________________

Title: _______________________________

T2 TV, L.L.C., a Michigan limited liability
company

By: ________________________________

Name: ______________________________

Title: _______________________________

WEST MICHIGAN CO-LOCATION
SERVICES, L.L.C., a Michigan limited
liability company

By: ________________________________

Name: ______________________________

Title: _______________________________

THE LEADSTREAM, LLC, a Delaware
limited liability company

By: ________________________________

Name: ______________________________

Title: _______________________________

T2 COMMUNICATIONS, L.L.C., a
Michigan limited liability company

By: ________________________________

Name: ______________________________

Title: _______________________________

CORNERWORLD TV, LLC, a
Michigan limited liability company

By: ________________________________

Name: ______________________________

Title: _______________________________

MONEY JACK, LLC, a Delaware limited liability company By: ________________________________ Name: ______________________________ Title: _______________________________